UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2014

Digital River, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10380 Bren Road West, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

(952) 253-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On May 21, 2014, Digital River, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the holders of 28,874,490 shares of the Company’s Common Stock (87.5%) were represented in person or by proxy constituting a quorum.  The following matters were considered and voted upon at the Annual Meeting, and received the votes set forth below:

Proposal 1 — Election of Directors

Nominees for election for a three-year term expiring at the 2017 Annual Meeting:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-vote

Thomas F. Madison	23,282,088	2,911,883	5,033	2,675,486
Cheryl F. Rosner	25,461,816	731,555	5,633	2,675,486
Edmond I. Eger III	25,462,195	698,750	38,059	2,675,486

Proposal 2 — To approve the 2014 Equity Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-vote

19,458,895	6,273,066	467,043	2,675,486

Proposal 3 — Advisory vote to approve the executive compensation of our named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-vote

23,526,244	2,346,321	326,439	2,675,486

Proposal 4 — To ratify the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2014

Votes For	Votes Against	Votes Abstained

27,292,234	1,562,078	20,178

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

	By:	/s/ Stefan B. Schulz
	Name:	Stefan B. Schulz
	Title:	Chief Financial Officer
Date: May 27, 2014

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